                                                                   Exhibit 99.3

                      PLAINS ALL AMERICAN PIPELINE, L.P.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    Plains All American Pipeline, L.P. ("PAA") is a Delaware limited partnership formed in September of 1998 to acquire and operate the midstream crude oil business and assets of Plains Resources Inc. and its wholly owned subsidiaries. The following unaudited pro forma consolidated financial statements are presented to give effect to the transaction described below:

        The acquisition of certain businesses from Shell Pipeline Company ("Shell"), including its interests in the Basin Pipeline System, the Rancho Pipeline System and the Permian Basin Gathering System (the "Shell Acquisition"). The purchase price of approximately $322.7 million is net of interest earned on the deposit and the settlement of pre-existing accounts receivable and inventory balances and purchase price adjustments as provided for in the amended purchase and sale agreement, and includes other transaction and closing costs. The acquisition closed on August 1, 2002 which was also the effective date. The acquisition will be accounted for using the purchase method of accounting.

    The unaudited pro forma consolidated balance sheet as of June 30, 2002 and the unaudited pro forma statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 are based upon the following, respectively:

    (1) The historical balance sheet of Plains All American Pipeline, L.P. at June 30, 2002.

    (2) The historical consolidated statement of operations of Plains All American Pipeline, L.P. for the six months ended June 30, 2002 and the historical combined statement of operations for the businesses acquired in the Shell Acquisition for the same period.

    (3) The historical consolidated statement of operations of Plains All American Pipeline, L.P. for the year ended December 31, 2001 and the historical combined statement of operations for the businesses acquired in the Shell Acquisition for the same period.

    The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed (as noted below). The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical audited financial statements of Plains All American Pipeline, L.P. for the year ended December 31, 2001 and the unaudited interim financial statements for Plains All American Pipeline, L.P. for the six months ended June 30, 2002 as well as those for the businesses acquired in the Shell Acquisition, for the same periods.

    The following unaudited pro forma consolidated statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 have been prepared as if the transaction described above had taken place on January 1, 2001. The unaudited pro forma consolidated balance sheet at June 30, 2002 assumes the transaction was consummated on that date.

              PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 June 30, 2002

                                (in thousands)

                                                         Plains All    Pro Forma    Plains All
                                                          American    Acquisition    American
                                                         Historical   Adjustments   As Adjusted
                                                         ----------  -----------    -----------
CURRENT ASSETS
Cash and cash equivalents............................... $    5,792   $ 288,243 (a) $    5,792
                                                                       (288,243)(b)
Accounts receivable and other current assets............    514,034          --        514,034
Inventory...............................................     67,289      (9,100)(b)     58,189
                                                         ----------   ---------     ----------
Total current assets....................................    587,115      (9,100)       578,015
PROPERTY AND EQUIPMENT..................................    685,636     322,700 (b)  1,008,336
Less allowance for depreciation and amortization........    (60,320)         --        (60,320)
                                                         ----------   ---------     ----------
                                                            625,316     322,700        948,016
                                                         ----------   ---------     ----------
OTHER ASSETS
Pipeline linefill.......................................     58,242          --         58,242
Other...................................................     67,331     (15,750)(b)     51,581
                                                         ----------   ---------     ----------
                                                         $1,338,004   $ 297,850     $1,635,854
                                                         ==========   =========     ==========
CURRENT LIABILITIES
Accounts payable and other current liabilities.......... $  476,675   $   9,607 (b) $  486,282
Due to affiliates.......................................     19,170          --         19,170
Short-term debt.........................................     57,847          --         57,847
                                                         ----------   ---------     ----------
Total current liabilities...............................    553,692       9,607        563,299
LONG-TERM LIABILITIES
Bank debt...............................................    381,591     288,243 (a)    669,834
Other long-term liabilities.............................      4,785          --          4,785
                                                         ----------   ---------     ----------
Total liabilities.......................................    940,068     297,850      1,237,918
                                                         ----------   ---------     ----------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL
Common unitholders (31,915,939 units outstanding).......    405,031          --        405,031
Class B common unitholders (1,307,109 units outstanding)     19,389          --         19,389
Subordinated unitholders (10,029,619 units outstanding).    (40,005)         --        (40,005)
General partner.........................................     13,521          --         13,521
                                                         ----------   ---------     ----------
Total partners' capital.................................    397,936          --        397,936
                                                         ----------   ---------     ----------
                                                         $1,338,004   $ 297,850     $1,635,854
                                                         ==========   =========     ==========

      See notes to unaudited pro forma consolidated financial statements

              PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Six Months Ended June 30, 2002

                     (in thousands, except per unit data)

                                         Plains All     Shell     Pro Forma    Plains All
                                          American   Acquisition Acquisition    American
                                         Historical  Historical  Adjustments   As Adjusted
                                         ----------  ----------- -----------   -----------
REVENUES................................ $3,530,670    $25,838     $(2,005)(d) $3,554,503
COST OF SALES AND OPERATIONS............                            (2,005)(d)
                                          3,450,575     12,284      (1,383)(f)  3,459,471
                                         ----------    -------     -------     ----------
Gross Margin............................     80,095     13,554       1,383         95,032
                                         ----------    -------     -------     ----------
EXPENSES
General and administrative..............     21,877      9,907      (7,061)(e)     24,723
Depreciation and amortization...........                            (1,311)(g)
                                             14,144      1,311       4,880 (h)     19,024
                                         ----------    -------     -------     ----------
Total Expenses..........................     36,021     11,218      (3,492)        43,747
                                         ----------    -------     -------     ----------
OPERATING INCOME........................     44,074      2,336       4,875         51,285
Interest expense........................    (12,807)        --      (5,600)(c)    (18,407)
Interest and other income...............        (35)        --          --            (35)
                                         ----------    -------     -------     ----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS............................ $   31,232    $ 2,336     $  (725)    $   32,843
                                         ==========    =======     =======     ==========
INCOME FROM CONTINUING OPERATIONS--
   LIMITED PARTNERS..................... $   29,356                            $   30,935
                                         ==========                            ==========
INCOME FROM CONTINUING OPERATIONS--
   GENERAL PARTNER...................... $    1,876                            $    1,908
                                         ==========                            ==========
BASIC AND DILUTED INCOME FROM CONTINUING
  OPERATIONS PER LIMITED PARTNER UNIT... $     0.68                            $     0.72
                                         ==========                            ==========
WEIGHTED AVERAGE UNITS OUTSTANDING......     43,253                                43,253
                                         ==========                            ==========


      See notes to unaudited pro forma consolidated financial statements

              PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 For the Twelve Months Ended December 31, 2001

                     (in thousands, except per unit data)

                                    Plains All     Shell     Pro Forma    Plains All
                                     American   Acquisition Acquisition    American
                                    Historical  Historical  Adjustments   As Adjusted
                                    ----------  ----------- -----------   -----------
REVENUES........................... $6,868,215    $59,690    $ (2,266)(d) $6,925,639
COST OF SALES AND OPERATIONS.......                            (2,266)(d)
                                     6,720,970     26,226      (2,765)(f)  6,742,165
INVENTORY VALUATION ADJUSTMENT.....      4,984         --          --          4,984
                                    ----------    -------    --------     ----------
Gross Margin.......................    142,261     33,464       2,765        178,490
EXPENSES
General and administrative.........     46,586     16,571      (9,916)(e)     53,241
Depreciation and amortization......                            (2,375)(g)
                                        24,307      2,375       9,759 (h)     34,066
                                    ----------    -------    --------     ----------
   Total Expenses..................     70,893     18,946      (2,532)        87,307
                                    ----------    -------    --------     ----------
OPERATING INCOME...................     71,368     14,518       5,297         91,183
Interest expense...................    (29,082)        --     (17,865)(c)    (46,947)
Gain on sale of assets.............        984         --          --            984
Interest and other income..........        401         --          --            401
                                    ----------    -------    --------     ----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS....................... $   43,671    $14,518    $(12,568)    $   45,621
                                    ==========    =======    ========     ==========
INCOME FROM CONTINUING OPERATIONS--
   LIMITED PARTNERS................ $   41,742                            $   43,653
                                    ==========                            ==========
INCOME FROM CONTINUING OPERATIONS--
   GENERAL PARTNER................. $    1,929                            $    1,968
                                    ==========                            ==========
BASIC AND DILUTED INCOME FROM
  CONTINUING OPERATIONS PER LIMITED
  PARTNER UNIT..................... $     1.12                            $     1.16
                                    ==========                            ==========
WEIGHTED AVERAGE UNITS OUTSTANDING.     37,528                                37,528
                                    ==========                            ==========


      See notes to unaudited pro forma consolidated financial statements

              PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Pro Forma Adjustments

    The pro forma adjustments are as follows:

    a. Reflects the net proceeds of borrowings under the bank credit facility to fund the Shell Acquisition at closing.

    b. Records the assets purchased in the Shell Acquisition based on the purchase method of accounting. The purchase price was $322.7 million and consisted of (i) approximately $304 million in cash of which $15.7 million was paid as a deposit in May 2002, (ii) an estimated $9.1 million related to the settlement of pre-existing inventory balances and (iii) the accrual of approximately $9.6 million of other transaction and closing costs (See Note 2).

    c. Reflects the adjustment to interest expense for the increase in long term debt of $304 million from a draw down on the credit facility using historical interest rates of 5.88% and 3.68% for the periods ended December 31, 2001 and June 30, 2002, respectively. The impact to interest expense of a 1/8% change in interest rates would be approximately $0.4 million per year.

    d. Reflects the elimination of crude oil transportation revenues included in Shell's historical financial statements and the offsetting expense included in PAA's historical financial statements related to an existing contract whereby PAA transported crude oil on the assets acquired from Shell. On a pro forma basis, these transactions constitute intercompany activities and thus are eliminated in consolidation.

    e. Reflects the adjustment to general and administrative expenses relating to Shell's historical allocation of corporate overhead costs primarily related to payroll costs associated with corporate office management personnel including executives and other corporate office expenses. These costs for PAA's operation of the assets are already included in our historical results.

    f. Reflects the reduction of operating expenses related to certain field personnel which were not hired as part of the acquisition as well as the decreases in salaries and benefits associated with the remaining employees.

    g.  To reverse historical depreciation as recorded by Shell.

    h. Reflects depreciation on the acquired assets based on the straight-line method of depreciation over an average useful life of 30 years. The increase over historical depreciation is due to the difference in Shell's historical book value versus the purchase price at fair value.

Note 2--Purchase Price Allocation

    The Shell Acquisition presented in these pro forma statements has been accounted for using the purchase method of accounting and the purchase price has been allocated in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations". The purchase consists of the acquisition of certain businesses from Shell Pipeline Company, including its interests in the Basin

              PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       FINANCIAL STATEMENTS--(Continued)

Pipeline System, the Rancho Pipeline System and the Permian Basin Gathering System. The purchase price of approximately $322.7 million is net of interest earned on the deposit and the settlement of pre-existing accounts receivable and inventory balances and purchase price adjustments as provided for in the amended purchase and sale agreement, and includes other transaction and closing costs. The acquisition closed on August 1, 2002 which was also the effective date. The total purchase price and its allocation are preliminary as the resolution of certain claims and the ultimate amount of transaction costs are based on estimates at this time. We do not expect the resolution of these items to have a material impact on the allocation presented below. The purchase price allocation, based on discounted cash flows which approximate fair value, is as follows (in thousands):

                     Crude oil pipeline assets.... $248,900
                     Crude oil pipeline facilities   72,450
                     Land.........................    1,000
                     Other property and equipment.      350
                                                   --------
                        Total..................... $322,700
                                                   ========